UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 8, 2016 (November 8, 2016)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2016, upon the recommendation of the Corporate Governance Committee, the Board of Directors (Board) of Wyndham Worldwide Corporation (Company) increased the number of Directors constituting the Board by one to a total of eight members.  On that date, upon recommendation of the Corporate Governance Committee, the Board appointed Louise F. Brady to fill the vacancy.  Ms. Brady will serve on the Audit Committee and Corporate Governance Committee.

The Board affirmatively determined that Ms. Brady is independent under the guidelines for director independence set forth in the Company’s Director Independence Criteria and under applicable New York Stock Exchange rules.

Ms. Brady will receive compensation consistent with the Company’s other non-employee Directors as described under Compensation of Directors in the Company’s 2016 Proxy Statement filed with the SEC on March 31, 2016.

There are no transactions between Ms. Brady and the Company that would be reportable under Item 404(a) of Regulation S-K and there is no arrangement or understanding with any person pursuant to which Ms. Brady was selected as a Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: November 8, 2016	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer